UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2015 (August 31 , 2015)

Rockdale Resources Corporation
(Exact name of registrant as specified in its charter)

Colorado	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 512, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-941-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Twin Lakes San Andres Unit Interest Acquisition

On November 4, 2015, Rockdale Resources Corporation (the “Company” or “Rockdale”) acquired a 15% net working interest in the “Twin Lakes San Andres Unit” or “TLSAU” field located in Chavez County, New Mexico (the “Net Working Interest”) and all operating equipment on the field, pursuant to the terms of a Memorandum of Agreement between the Company and Blue Sky NM, Inc. (“BSNM”), which was dated November 4, 2015 (the “Purchase Agreement”).

The total purchase price for the acquisition of the Net Working Interest and equipment rights was $196,875. The Company paid $50,000 in cash to BSNM and executed a Promissory Note for the remaining balance ($146,875) (the “Note”). The Note is due on or before December 31, 2015, accrues interest at the rate of 10% per annum and the repayment of the Note is secured by 1,000,000 shares of restricted common stock of the Company. The Company also has the right to a one-time extension of the maturity date of the note (extending the maturity date for 90 days) if we issue BSNM 500,000 additional shares of restricted common stock.

In connection with the acquisition we were also required to place necessary bonds with the New Mexico Energy Department, not to exceed $400,000 in value.

The Company will become the new operator of the field effective November 15, 2015.

TLSAU is 45 miles from Roswell, New Mexico and consists of 4,864 acres with 130 wells of which only 6 are currently online. The last independent reserve report was prepared in November 2013 by American Energy Advisors, Inc. and reflects approximately 2.8 million barrels of proven oil reserves for 100% interest.

The foregoing descriptions of the Purchase Agreement and Note do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and Note, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Promissory Note Acquisition

The Company also acquired an Installment Promissory Note with a face value of $1.3 million from BSNM on November 4, 2015, who had previously purchased the note from the Bankruptcy Trustee appointed by the United States Bankruptcy Court for the district of New Mexico, in connection with the Bankruptcy of Orbit Petroleum, Inc., pursuant to the terms of a Memorandum of Agreement between the Company and BSNM, dated November 4, 2015. The note originally issued in September 2010, evidences amounts due from Canyon E&P Company to the Bankruptcy Trustee (now us pursuant to the acquisition), which are past due and in default and currently accrue interest at the rate of 10% per annum. The note is secured by a significant amount of surface equipment and several mineral leases, including the TLSAU lease noted above. The note was purchased for total consideration of six million shares of Rockdale Resources unregistered restricted common stock.

The foregoing descriptions of the Memorandum of Agreement and $1.3 million Installment Promissory Note do not purport to be complete and are qualified in their entirety by reference to the Memorandum of Agreement and $1.3 million note, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 2.01, the Company issued BSNM a Note in the amount of $146,875 in connection with and pursuant to the terms of the Purchase Agreement.

Item 3.02 Unregistered Sale of Equity Securities.

As described above under Item 2.01, the Company issued one million shares of restricted common stock to BSNM in order to secure amounts owed under the $146,875 Note and also issued six million shares of restricted common stock of the Company to BSNM in consideration for the acquisition of a $1.3 million Installment Promissory Note.

On August 31, 2015, the Company concluded the private offering of May 2015 (as disclosed in the June 30, 2015 10-Q).

On September 1, 2015, the Company began a new private offering of “Units” (each consisting of 100,000 shares of restricted common stock and a warrant to purchase an additional 100,000 shares of common stock at an exercise price of $0.10 per share at any time prior to August 31, 2018), with each unit being sold for $6,000 per Unit.  To date the Company has sold 28 Units (2.8 million restricted shares of common stock and warrants to purchase 2.8 million shares of common stock) for aggregate consideration of $168,000.  Included as purchases in the offering were Lee H. Lytton, our Corporate Secretary and Director, who purchased two Units for an aggregate of $12,000; The Oppenheimer Group, an entity affiliated with Joel Oppenheim, our Director, which acquired two Units; and Jovian Petroleum Corporation, affiliated with Zel C. Khan, our Chief Executive Officer, President and Director, which acquired eight Units for $48,000.

We claim an exemption from registration for the above issuances and grants pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances and grants did not involve a public offering, the recipients were (a) “accredited investors”; (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities; and/or (c) were officers and/or directors of the Company, the recipients acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing sales or issuances and we paid no underwriting discounts or commissions. The securities were subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Compensation

On September 23, 2015, the Board of Directors agreed to pay:

(a)           Leo B. Womack, the Chairman of the Board of Directors of the Company, $4,000 per month in consideration for his services on the Board of Directors, and to grant him an option to purchase 1 million shares of the Company’s common stock at an exercise price of $0.06 per share, which vests on January 1, 2016, and is exercisable for 36 months thereafter; and

(b)           Lee Lytton and Joel Oppenheim, members of the Board of Directors, each $2,000 per month in consideration for their service on the Board of Directors, and to grant each of them an option to purchase 500,000 shares of the Company’s common stock at an exercise price of $0.06 per share, which vest on January 1, 2016, and are exercisable for 36 months thereafter (collectively with the options granted to Mr. Womack as described above, the “Director Options”);

(c)           Provided that the cash fees due to the directors as described above shall only be payable out of 10% of the positive cash flow (if any) of the Company as of any fiscal quarter (“Positive Cash Flow”), and any other fees due such directors shall accrue until such time as the Company has Positive Cash Flow.

2015 Stock Incentive Plan

On September 24, 2015, the Board of Directors of the Company approved the adoption of the 2015 Stock Incentive Plan (the “Plan”). The Plan provides an opportunity, subject to approval of our Board of Directors of individual grants and awards, for any employee, officer, director or consultant of the Company, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, subject to any other limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, the maximum aggregate number of shares of common stock which may be issued pursuant to awards under the Plan is 4,000,000 shares.  The Company plans to seek stockholder ratification of the adoption of the Plan at the Company’s next annual meeting of stockholders.

The above description of the Plan does not purport to be complete, and is qualified in its entirety by the full text of the Plan, set forth in Exhibit 10.5, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 9, 2015, the Company issued a press release titled “Rockdale Resources acquires a 15% working interest in the Twin Lakes San Andres Unit in Chaves County, New Mexico Oil Field.” A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 in this Current Report on Form 8-K, including exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements And Exhibits.

Exhibit No.	Description

10.1*	Memorandum of Agreement dated November 4, 2015, by and between Blue Sky NM, Inc. and Rockdale Resources Corporation, relating to the 15% Net Working Interest in the Twin Lakes San Andres Unit
10.2*	$146,875 Promissory Note with Financial Assurance & Bonds dated November 4, 2015, owed by Rockdale Resources Corporation to Blue Sky NM, Inc.
10.3*
Memorandum of Agreement dated November 4, 2015, by and between Blue Sky NM, Inc. and Rockdale Resources Corporation, relating to the acquisition of a $1.3 million promissory note in connection with the Bankruptcy of Orbit Petroleum, Inc.

10.4*	$1.3 million Installment Promissory Note due from Canyon E&P Company dated September 24, 2010
10.5*	2015 Stock Incentive Plan
99.1*
Press Release of Rockdale Resources Corporation, dated November 9, 2015 titled “Rockdale Resources acquires a 15% working interest in the Twin Lakes San Andres Unit in Chaves County, New Mexico Oil Field.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockdale Resources Corporation

/s/ Leo Womack
Leo Womack Chairman

Date: November 9, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Memorandum of Agreement dated November 4, 2015, by and between Blue Sky NM, Inc. and Rockdale Resources Corporation, relating to the 15% Net Working Interest in the Twin Lakes San Andres Unit
10.2*	$146,875 Promissory Note with Financial Assurance & Bonds dated November 4, 2015, owed by Rockdale Resources Corporation to Blue Sky NM, Inc.
10.3*
Memorandum of Agreement dated November 4, 2015, by and between Blue Sky NM, Inc. and Rockdale Resources Corporation, relating to the acquisition of a $1.3 million promissory note in connection with the Bankruptcy of Orbit Petroleum, Inc.

10.4*	$1.3 million Installment Promissory Note due from Canyon E&P Company dated September 24, 2010
10.5*	2015 Stock Incentive Plan
99.1*
Press Release of Rockdale Resources Corporation, dated November 9, 2015 titled “Rockdale Resources acquires a 15% working interest in the Twin Lakes San Andres Unit in Chaves County, New Mexico Oil Field.

* Filed herewith.